UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2006
Date of report (Date of earliest event reported)

APPLERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices, including zip code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

     (a) (1) Director Stock Awards. Our directors were reelected to the Applera Corporation (the “Company”) Board of Directors (the “Board”) at our 2006 Annual Meeting of Stockholders, which was held on October 19, 2006 (the “2006 Annual Meeting”). In connection with their reelection, on October 19, 2006, the Management Resources Committee of our Board (the “MRC”) granted to each director an award of 2,600 shares of Applera Corporation – Applied Biosystems Group Common Stock (“Applera-Applied Biosystems stock”) pursuant to the Applera Corporation/Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan (the “Applera-Applied Biosystems Plan”) and 1,000 shares of Applera Corporation – Celera Genomics Group Common Stock (“Applera-Celera Genomics stock”) pursuant to the Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan (the “Applera-Celera Genomics Plan”). Each of these awards will vest on the date immediately preceding the Applera 2007 Annual Meeting of Stockholders and will be forfeited by a director, subject to certain exceptions, if the director ceases to serve as a member of the Board prior to that date. Prior to vesting, a director has the right to receive cash dividends and to vote but may not transfer or otherwise dispose of the shares.

     (2) Director Stock Options. In connection with the reelection of our directors at the 2006 Annual Meeting, on October 19, 2006, the MRC granted to each director stock options for 9,000 shares of Applera-Applied Biosystems stock pursuant to the Applera-Applied Biosystems Plan and 3,600 shares of Applera-Celera Genomics stock pursuant to the Applera-Celera Genomics Plan. The options become exercisable in four equal annual installments commencing on October 19, 2007, the first anniversary of the grant, and have a term of ten years. The exercise price for the Applera-Applied Biosystems stock options is $33.74 per share, which was the fair market value of a share of Applera-Applied Biosystems stock on October 19, 2006, as determined in accordance with the Applera-Applied Biosystems Plan. The exercise price for the Applera-Celera Genomics stock options is $14.50 per share, which was the fair market value of a share of Applera-Celera Genomics stock on October 19, 2006, as determined in accordance with the Applera-Celera Genomics Plan.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On October 20, 2006, the Company announced that Catherine M. Burzik had resigned her position as Senior Vice President and President, Applied Biosystems Group, and that Tony L. White, Chairman, President, and Chief Executive Officer of the Company, had become interim president of the Applied Biosystems Group. These management changes were effective October 19, 2006. Attached hereto as Exhibit 99.1 and incorporated by reference into this Item is the text of the Company’s October 20, 2006, press release announcing these changes.

Item 9.01.   Financial Statements and Exhibits.

     (d) Exhibits.

     The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press Release issued October 20, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Thomas P. Livingston
Thomas P. Livingston
Vice President and Secretary

Dated: October 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued October 20, 2006.